Exhibit 4.66

Execution Copy

XM SATELLITE RADIO INC.

SIRIUS SATELLITE RADIO INC.

$550,000,000 7.00% Exchangeable Senior Subordinated Notes due 2014

Exchangeable for Shares of Common Stock of Sirius Satellite Radio Inc.

PURCHASE AGREEMENT

July 28, 2008

New York, New York

J.P. MORGAN SECURITIES INC.

277 Park Avenue

New York, NY 10172

MORGAN STANLEY & CO. INCORPORATED

1585 Broadway

New York, New York 10036

UBS SECURITIES LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

XM Satellite Radio Inc., a Delaware corporation (the “Company”), XM Satellite Radio Holdings Inc., a Delaware corporation (“XM Holdings”), and each of the other Guarantors (as defined herein) and Sirius Satellite Radio Inc., a Delaware corporation (“Sirius,” and together with the Company and the Guarantors, the “Issuers”) agree with you as follows:

1. Issuance of Notes. The Company proposes to issue and sell to J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC (collectively, the “Initial Purchasers”) $550,000,000 aggregate principal amount of its 7.00% Exchangeable Senior Subordinated Notes due 2014 (the “Exchangeable Notes”), which are exchangeable into common stock (the “Underlying Securities”), par value $0.001 per share (the “Sirius Common Stock”) of Sirius. The Securities (as defined below) will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined herein), by and between the Company, XM Holdings and each of the other Guarantors (as defined herein), Sirius and The Bank of New York Mellon, as trustee (the “Trustee”).

The Securities are being offered and sold by the Issuers in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of February 19, 2007, among XM Holdings, Sirius and Vernon Merger Corporation (as amended or supplemented by any subsequent letter agreement, the “Merger Agreement”), pursuant to which Vernon Merger Corporation shall be merged with and into XM Holdings with XM Holdings as the surviving corporation and the refinancing of certain debt obligations of the Company and the Guarantors, as described in the Pricing Disclosure Package under the caption “Summary—Refinancing transactions”, (collectively, the “Refinancing Transactions”).

The Company’s obligations under the Exchangeable Notes will be, jointly and severally, unconditionally guaranteed (the “Guarantees”), on a senior subordinated basis, by XM Holdings and each of the other guarantors listed on the signature pages hereto (collectively, the “Guarantors”). The Exchangeable Notes and the Guarantees thereof are referred to herein as the “Securities.”

Concurrently with this offering of Securities, 262,399,983 shares of Sirius Common Stock are being offered in a transaction registered under the Securities Act by means of a prospectus supplement and accompanying prospectus (the “Share Borrow Transaction”). In connection with the Share Borrow Transaction, Sirius will enter into separate share lending agreements dated the date hereof pursuant to which it will agree to lend (i) up to 176,239,993 shares of Sirius Common Stock to Morgan Stanley Capital Services, Inc, an affiliate of Morgan Stanley & Co. Incorporated (the “Morgan Stanley Share Lending Agreement”) and (ii) up to 86,159,990 shares of Sirius Common Stock to UBS AG, London Branch, an affiliate of UBS Investment Bank (the “UBS Share Lending Agreement” and together with the Morgan Stanley Share Lending Agreement, the “Share Lending Agreements”).

The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). The Issuers have prepared a preliminary offering memorandum, dated as of July 28, 2008 (the “Preliminary Offering Memorandum”) and a pricing supplement thereto dated the date hereof including the information attached hereto as Exhibit C (the “Pricing Supplement”). The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after the execution of this Agreement, the Issuers will prepare a final offering memorandum dated the date hereof (the “Final Offering Memorandum”). Unless stated to the contrary, any references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the date hereof and incorporated by reference therein, and any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the date hereof that is incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Pricing Disclosure Package or the Final Offering Memorandum, as the case may be.

Holders (including subsequent transferees) of the Securities will have the registration rights under the registration rights agreement (the “Registration Rights Agreement”), between the Company, Sirius and the Initial Purchasers, to be dated the Closing Date (as defined below), substantially in the form attached hereto as Exhibit A.

The Initial Purchasers have advised the Issuers that the Initial Purchasers intend, as soon as they deem practicable after this Agreement has been executed and delivered, to resell (the “Exempt Resales”) the Securities in private sales exempt from registration under the Act on the terms set forth in the Pricing Disclosure Package, solely to persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” (“QIBs”), as defined in Rule 144A under the Act (“Rule 144A”), in accordance with Rule 144A (the “Eligible Purchasers”).

This Agreement, the Exchangeable Notes, the Guarantees, the Indenture, the Registration Rights Agreement and the Share Lending Agreements are hereinafter sometimes referred to collectively as the “Note Documents.” The issuance and sale of the Securities, the Refinancing Transactions, the entry into and performance of the Share Lending Agreements and the Merger are collectively referred to as the “Transactions.”

2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, the Issuers agree to issue and sell to the Initial Purchasers, and on the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuers, the aggregate principal amount of the Securities set forth opposite its name on Schedule I attached hereto. The purchase price for the Securities shall be 98.00% of their principal amount.

3. Delivery and Payment. Delivery of, and payment of the purchase price for, the Securities shall be made at 10:00 a.m., New York time, on August 1, 2008 (such date and time, the “Closing Date”) at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by mutual agreement between the Initial Purchasers and the Company.

The Securities shall be delivered by the Issuers to the Initial Purchasers (or as the Initial Purchasers direct) through the facilities of The Depository Trust Company (“DTC”) against payment by the Initial Purchasers of the purchase price therefor by means of wire transfer of immediately available funds to such account or accounts specified by the Company in accordance with Section 8(j) on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Securities shall be evidenced by one or more certificates in global form registered in such names as the Initial Purchasers may request upon at least one business day’s notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Securities.

4. Agreements of the Issuers. (i) The Issuers, jointly and severally, covenant and agree with the Initial Purchasers as follows:

(a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Written Communication (as defined below) and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum, the Pricing Supplement and the Final Offering Memorandum by the Initial Purchasers in connection with Exempt Resales.

(b) As promptly as practicable following the execution and delivery of this Agreement and in any event not later than the second business day following the date hereof, to prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement; not to amend or supplement the Preliminary Offering Memorandum (except by the Pricing Supplement) or the Pricing Supplement; not to amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use, and shall not have reasonably objected to such amendment or supplement.

(c) If, prior to the later of (x) the Closing Date and (y) the time that the Initial Purchasers have completed their distribution of the Securities, any event shall occur that, in the judgment of the Issuers or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Pricing Disclosure Package or the Final Offering Memorandum, as either is then amended or supplemented, untrue or that requires the making of any additions to or changes in the Pricing Disclosure Package or Final Offering Memorandum in order to make the statements in the Pricing Disclosure Package or the Final Offering Memorandum, as either is then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchasers of such event and (subject to Section 4(i)(b)) prepare an appropriate amendment or supplement to the Pricing Disclosure Package or the Final Offering Memorandum so that (i) the statements in the Pricing Disclosure Package or Final Offering Memorandum, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances at the Closing Date and at the time of sale of Securities, not misleading and (ii) the Pricing Disclosure Package and the Final Offering Memorandum will comply with applicable law.

(d) Whether or not the transactions contemplated by this Agreement are consummated, to pay all costs, expenses, fees and disbursements (including fees and disbursements of counsel and accountants for the Issuers) incurred and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Written Communication and the Final Offering Memorandum and any amendments or supplements thereto, (ii) all expenses (including travel expenses) of the Issuers and the Initial Purchasers in connection with any meetings with prospective investors in the Securities, (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery of the Securities by the Issuers to the Initial Purchasers, (v) the qualification or registration of the Securities for offer and sale under the securities laws of the several states of the United States (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Initial Purchasers relating thereto), (vi) the application for quotation of the Securities in The PORTAL Market (“Portal”) of The Nasdaq Stock Market, (vii) the inclusion of the Securities in the book-entry system of DTC, (viii) the rating of the Securities by rating agencies, (ix) the fees and expenses of the Trustee and its counsel (x) all expenses and application fees related to the listing of the Underlying Securities on The Nasdaq Global Select Market and (xi) the performance by the Issuers of their other obligations under the Note Documents. For the avoidance of doubt, the Issuers’ obligations under this Section 4(d) shall not affect any expense sharing or contribution arrangements they may have with each other.

(e) To use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Securities.

(f) Not to, and not to permit any of their subsidiaries nor any of their affiliates (as defined in Rule 501(b) of Regulation D under the Act) to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to the Initial Purchasers or any Eligible Purchasers.

(g) Not to, and to cause its affiliates (as defined in Rule 144 under the Act) not to, resell any of the Securities that have been reacquired by any of them.

(h) Not to engage, not to allow any subsidiary to engage, and to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Securities in the United States.

(i) Prior to the Closing Date, to furnish without charge to the Initial Purchasers, (i) all reports and other communications (financial or otherwise) that the Issuers mail or otherwise make available to its security holders to the extent not available on EDGAR or the Issuers’ websites and (ii) such other information as the Initial Purchasers shall reasonably request.

(j) Not to, and not to permit any of its affiliates or anyone acting on its or its affiliates’ behalf to (other than the Initial Purchasers and their affiliates), distribute prior to the Closing Date any offering material in connection with the offer and sale of the Securities other than the Preliminary Offering Memorandum, the Pricing Supplement, any “road show” (as defined in Rule 433 under the Securities Act) and the Final Offering Memorandum. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Issuers will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchasers reasonably object.

(k) During the period of two years after the Closing Date or, if earlier, until such time as the Securities are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

(l) In connection with the offering, until the Initial Purchasers shall have notified the Issuers of the completion of the distribution of the Securities, not to, and not to permit any of their affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, bid for or purchase for any account in which it or any of their affiliates has a beneficial interest, for the purpose of creating actual or apparent active trading in, or of raising the price of, the Securities.

(m) not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or the Sirius Common Stock and to not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(ii) The Company and the Guarantors, jointly and severally, covenant and agree with the Initial Purchasers as follows:

(a) To qualify or register the Securities under the securities laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, no Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to execute a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(b) To advise the Initial Purchasers promptly, and if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any securities laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(c) To use the proceeds from the sale of the Securities in the manner described in the Pricing Disclosure Package under the caption “Use of proceeds.”

(d) From and after the Closing Date, for so long as any of the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act and during any period in which XM Holdings is not subject to Section 13 or 15(d) of the Exchange Act, to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Securities in connection with any sale of such Securities and (ii) any prospective purchaser of such Securities from any such holder or beneficial owner designated by the holder or beneficial owner. XM Holdings will pay the expenses of preparing, printing and distributing such documents.

(e) To comply with their obligations under the letter of representations to DTC relating to the approval of the Securities by DTC for “book-entry” transfer and to use their best efforts to obtain approval of the Securities by DTC for “book-entry” transfer.

(f) To use their reasonable best efforts to effect the inclusion of the Securities in Portal.

(g) During the period from the date hereof through and including the date that is 90 days after the date hereof, without the prior written consent of each of the Initial Purchasers, offer, sell, contract to sell or otherwise dispose of in any transaction required to be registered under the Act or pursuant to Rule 144A, any debt securities issued or guaranteed by XM Holdings, the Company or any XM Subsidiary and having a tenor of more than one year, provided, however, that the foregoing restriction shall not apply to debt securities issued in connection with the Refinancing Transactions or a letter of credit or other collateral used to replace the MLB escrow arrangement, in an amount not to exceed $120.0 million.

(iii) Sirius covenants and agrees with the Initial Purchasers as follows:

(a) For a period of 90 days after the date of the offering of the Securities, Sirius will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Sirius Common Stock or any securities convertible into or exercisable or exchangeable for Sirius Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Sirius Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Sirius Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Initial Purchasers, other than the Securities to be sold hereunder and any shares of Sirius Common Stock issued upon the exercise of options granted under existing employee stock option plans, outstanding convertible and equity-linked securities (including such securities issued by Holdings and the Company), or pursuant to the Merger or in related to the Share Borrow Transaction.

(b) To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of Sirius, a registrar for the Sirius Common Stock.

(c) To at all times reserve and keep available, free of preemptive rights, shares of Sirius Common Stock in an amount equal to Sirius Common Stock deliverable upon exchange of the Exchangeable Notes then outstanding.

(d) To use its best efforts to cause the Underlying Securities to be listed on The NASDAQ Global Select Market.

5. Representations and Warranties. (a) The Company and the Guarantors, jointly and severally, represent and warrant to the Initial Purchasers that, as of the date hereof and as of the Closing Date:

(i)	Neither the Pricing Disclosure Package, as of the date hereof, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 4(i)(b), if applicable) as of the Closing Date, contains or represents any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors make no representation or warranty with respect to information relating to the Initial Purchasers contained in or omitted from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Initial Purchaser expressly for inclusion in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. No order preventing the use of the Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of the Company and the Guarantors, has been threatened.

(ii)

They (including its agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by any Issuer or its agents and representatives an “Issuer Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum, and (iii) any electronic road show or other written communications, in each case used in accordance with Section 4(j). Each such Issuer Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)	The documents of XM Holdings incorporated by reference in each of the Pricing Disclosure Package and the Final Offering Memorandum at the time they were or hereafter are filed with the Securities and Exchange Commission (the “Commission”) complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”).

(iv)	There are no securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class within the meaning of Rule 144A as the Securities.

(v)	The capitalization of XM Holdings and it subsidiaries (i) was, as of June 30, 2008, as set forth in the Pricing Disclosure Package and the Final Offering Memorandum in the “Actual” column under the heading “Capitalization of XM Holdings” and (ii) assuming the consummation of the Transactions on the terms described therein, will be, as of the Closing Date, as set forth in the Pricing Disclosure Package and the Final Offering Memorandum in the “As adjusted for the merger and Refinancing Transactions” column under the heading “Capitalization of XM Holdings.” Attached as Schedule II is a true and complete list of each entity in which XM Holdings has a direct or indirect majority equity or voting interest (each, an “XM Subsidiary” and, together, the “XM Subsidiaries”), their jurisdictions of organization, name of its equityholder(s) and percentage held by each equityholder. All of the issued and outstanding equity interests of each Subsidiary have been duly and validly authorized and issued, are and immediately after giving effect to the Merger will be, fully paid and nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, are owned, and immediately after giving effect to the Merger will be owned, directly or indirectly through Subsidiaries, by XM Holdings free and clear of all liens (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws of certain jurisdictions and security interests granted pursuant to existing security agreements (the “XM Existing Security Agreements”) in respect of the Third Amended and Restated Distribution and Credit Agreement, dated as of February 6, 2008, the 10% senior secured discount convertible notes due 2009, the Credit Agreement, dated May 5, 2006, as amended, and the Credit Agreement, dated June 26, 2008, as amended. Except as set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, there are not currently and immediately after giving effect to the Merger there will not be, any outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of XM Holdings, the Company or any of the XM Subsidiaries.

(vi)	Each of the Company, XM Holdings and each XM Subsidiary (A) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (B) has, and after giving effect to the Transactions will have, all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted and (C) is, and after giving effect to the Transactions will be, qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, except where the failure to be so qualified and be in good standing, individually or in the aggregate, could not reasonably be expected to have, individually or in the aggregate, an XM Material Adverse Effect. An “XM Material Adverse Effect” means (x) a material adverse effect on the business, proposed business (including giving effect to the Transactions), condition (financial or other), results of operations, performance, properties or affairs of XM Holdings and the XM Subsidiaries, taken as a whole or (y) an adverse effect on the ability to consummate the Transactions on a timely basis.

(vii)	Each of the Company and the Guarantors has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated hereby, and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Exchangeable Notes.

(viii)	This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Guarantors.

(ix)	The Indenture has been duly and validly authorized by each of the Company and the Guarantors and, when it is duly executed and delivered by each of the Company and the Guarantors (assuming the due authorization, execution and delivery thereof by the Trustee and Sirius), will be a legally binding and valid obligation of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought and an implied covenant of good faith and fair dealing (the “Bankruptcy Exceptions”). The Indenture, when executed and delivered, will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(x)	The Exchangeable Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company, and when issued,

authenticated and delivered by the Company against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Exchangeable Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and the Registration Rights Agreement and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Exchangeable Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(xi)	The Guarantees have been duly and validly authorized by each of the Guarantors and, when the Exchangeable Notes are issued, authenticated by the Trustee and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Guarantees will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions. The Guarantees, when executed and delivered, will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(xii)	The Registration Rights Agreement has been duly and validly authorized by the Company and, when it is duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Initial Purchasers and Sirius), will be a legally binding and valid obligation of the Company, enforceable against it in accordance with it terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Registration Rights Agreement conforms in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(xiii)	[Intentionally Omitted].

(xiv)	The Merger Agreement has been duly and validly authorized, executed and delivered by XM Holdings and is a valid and binding agreement of XM Holdings, enforceable against XM Holdings in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Merger Agreement conforms in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(xv)

None of XM Holdings, the Company nor any XM Subsidiary is, or immediately after giving effect to the Merger and the offering of Exchangeable Notes will be, (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which XM Holdings, Company or any XM Subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “XM Agreements and Instruments”), or (C) except as set forth in each of the Pricing Disclosure Package and Final Offering Memorandum, in violation of any law, statute, rule or regulation or any judgment, order or decree of any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of them or any of their assets or properties (“Governmental Authority”) including, without limitation, the Communications Act of 1934 (the “Communications Act”) and the rules and regulations of the Federal Communications Commission (the “FCC”), except, in the case of clauses (B) and (C), for such defaults or violations as could not reasonably be expected to have, individually or in the aggregate, an XM Material Adverse Effect. Except as set forth in each of the Pricing Disclosure Package and Final Offering Memorandum, XM Holdings and the XM Subsidiaries possess all licenses, permits, approvals, registrations and other authorizations from the FCC and foreign regulatory bodies necessary to the conduct of its business (the “XM Communications Licenses”). Except as set forth in each of the Pricing Disclosure Package and Final Offering Memorandum, the XM Communications Licenses are in full force and effect, have not been revoked, suspended, canceled, rescinded or terminated, have not expired, and are not subject to any condition except those set forth on the XM Communications Licenses themselves or which are generally applicable to authorizations of such type. Except as set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum (i) to the best knowledge of the Company and XM Holdings, there is not pending any action by or before the FCC or any foreign regulatory body to revoke, suspend, cancel, rescind or materially and adversely modify any of the XM Communications Licenses (other than proceedings of general applicability); (ii) there is not issued or outstanding, by or before the FCC or any foreign regulatory body, any order to show cause, notice of violation, notice of apparent liability, order of forfeiture or similar notice against XM Holdings or any of its Subsidiaries that could result in any such action; (iii) to the best knowledge of the Company and XM Holdings, there are not pending or threatened any petitions to deny, complaints, investigations, or other proceedings by or before the FCC, any foreign regulatory body or any court of competent jurisdiction (with respect to any appeal of any decision by the FCC or a foreign regulatory body) concerning XM Holdings or any of its Subsidiaries or the Communications Licenses that can reasonably be expected to result in an XM Material Adverse Effect. Except as set forth in each of the Pricing Disclosure Package and Final Offering Memorandum, XM Holdings and its Subsidiaries have made, or have caused to be made, all reports and filings required to be filed by XM Holdings and any of it Subsidiaries with the FCC or any foreign or international regulatory body (including, without limitation, the International Telecommunication Union), and such reports and filings have been timely filed and are accurate and complete in all material respects, except for such filings which if not made or untimely filed would not reasonably be expected to result in an XM Material

Adverse Effect. Except as set forth in each of the Pricing Disclosure Package and Final Offering Memorandum, to the best knowledge of the Company and XM Holdings, there exists no condition that, and after giving effect to the Transactions there will exist no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument described in this Section 5(a)(xv), which default could reasonably be expected to have an XM Material Adverse Effect.

(xvi)

The execution, delivery and performance of the Note Documents and consummation of the Transactions (including the delivery of the Underlying Securities upon exchange of the Exchangeable Notes) does not and will not (i) violate the charter, bylaws or other constitutive documents of XM Holdings, the Company or any XM Subsidiary, (ii) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in an XM Repayment Event (as defined below), other than an XM Repayment Event that will be satisfied at the Closing Date or as contemplated by each of the Pricing Disclosure Package and the Final Offering Memorandum (including the Refinancing Transactions, any offer to repurchase, at a repurchase price of 101%, any of the Company’s 9.75% senior notes due 2014, senior floating rate notes due 2013 or 10% senior secured discount notes and the amendment to the indenture governing the Company’s 1.75% convertible senior notes due 2009 (the “1.75% Notes”) to increase the interest rate on such 1.75%), or the creation or imposition of a lien, charge or encumbrance on any property or assets of XM Holdings, the Company or any XM Subsidiary under any of the XM Agreements and Instruments, to the extent a party thereto or (iii) violate any law, statute, rule or regulation, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System, or any judgment, order or decree of any Governmental Authority. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(c) of this Agreement and compliance by the holders of the Securities with the transfer restrictions set forth in the Indenture, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority is required to be obtained or made by XM Holdings, the Company or any XM Subsidiary for the execution, delivery and performance by XM Holdings, the Company or any XM Subsidiary of the Note Documents and the consummation of the Transactions (including the delivery of the Underlying Securities upon exchange of the Exchangeable Notes), except such as have been or will be obtained or made on or prior to the Closing Date. No consents or waivers from any other person or entity are or will be required for the execution, delivery and performance of the Note Documents and the consummation of the Transactions, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect. As used herein, an “XM Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by XM Holdings, the Company or any XM Subsidiary.

(xvii)	KPMG LLP, the public accountants whose report is included or incorporated by reference in each of the Pricing Disclosure Package and the Final Offering Memorandum with respect to Holdings and the XM Subsidiaries, are independent within the meaning of the Act and the rules of the Public Company Accounting Oversight Board. The historical financial statements (including the notes thereto) of Holdings and the XM Subsidiaries included or incorporated by reference in each of the Pricing Disclosure Package and the Final Offering Memorandum present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholder’s equity of the entities to which they relate at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented (except as disclosed therein) and in compliance with Regulation S-X (“Regulation S-X”) under the Exchange Act, except that the interim financial statements do not include full footnote disclosure. The information set forth under the caption “Summary — Summary historical consolidated financial data of XM Holdings” included in each of the Pricing Disclosure Package and the Final Offering Memorandum have been prepared on a basis consistent with that of the audited financial statements of the Company.

(xviii)	Since the date as of which information is given in each of the Pricing Disclosure Package and the Final Offering Memorandum, except as set forth or contemplated in each of the Pricing Disclosure Package and the Final Offering Memorandum, (A) none XM Holdings, the Company or any XM Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that could, individually or in the aggregate, reasonably be expected to have an XM Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has not been any event or development in respect of the business or condition (financial or other) of XM Holdings, the Company or any XM Subsidiary that, either individually or in the aggregate, could reasonably be expected to have an XM Material Adverse Effect, (C) there has been no dividend or distribution of any kind declared, paid or made by XM Holdings on any of its equity interests and (D) there has not been any material change in the long-term debt of XM Holdings, the Company or any XM Subsidiary.

(xix)	The assumptions used in the as adjusted financial information of Holdings included in each of the Pricing Disclosure Package and the Final Offering Memorandum are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(xx)	The statistical and market-related data and forward-looking statements included in each of the Pricing Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The Company has obtained the written consent to the use of such data from such sources to the extent required.

(xxi)	As of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the Transactions, the Company and the Guarantors are and will be Solvent. As used in this clause (xxi) “Solvent” shall mean, for any person on a particular date, that on such date (A) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (C) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay or refinance as such debts and liabilities mature, (D) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (E) such person is able to pay or refinance its debts as they become due and payable.

(xxii)	Except as set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, there is (A) no action, suit or proceeding before or by any Governmental Authority or arbitrator, now pending or, to the knowledge of the Company and the Guarantors, threatened or contemplated, to which XM Holdings, the Company or any XM Subsidiary is or may be a party or to which the business, assets or property of XM Holdings, the Company or any XM Subsidiary is or may be subject, (B) no law, statute, rule or regulation that has been enacted, adopted or issued or, to the knowledge of the Company and the Guarantors, that has been proposed by any Governmental Authority, (C) no judgment, decree or order of any Governmental Authority that, in any of clause (A), (B) or (C), could reasonably be expected, individually or in the aggregate, to have an XM Material Adverse Effect.

(xxiii)	Except as could not reasonably be expected to have an XM Material Adverse Effect, no labor disturbance by the employees of XM Holdings, the Company or any XM Subsidiary exists or, to the knowledge of the Company and the Guarantors, is imminent.

(xxiv)

None of XM Holdings, the Company or any of the XM Subsidiaries has, or immediately after giving effect to the Merger will have, violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), lacks or immediately after giving effect to the Merger will lack, any permit, license or other approval required of it under applicable Environmental Laws, is violating or immediately after giving effect to the Merger will be violating, any term or condition of such permit, license or approval or is subject to any pending or threatened liability under the Environmental Laws which could reasonably be expected to, either individually or in the aggregate, have an XM Material Adverse Effect.

(xxv)	Each of XM Holdings, the Company and the XM Subsidiaries have, and immediately after giving effect to the Merger will have, except as set forth in each of the Pricing Disclosure Package and Final Offering Memorandum (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable Governmental Authorities and all self-regulatory authorities (each, an “Authorization” and collectively, the “Authorizations”) necessary to engage in the business conducted by it in the manner described in each of the Pricing Disclosure Package and the Final Offering Memorandum, except where the failure to hold such Authorizations could not, individually or in the aggregate, be reasonably expected to have an XM Material Adverse Effect, and (B) no reason to believe that any Governmental Authority or self-regulatory authority is considering or threatening limiting, suspending or revoking any such Authorization, except where such limitation, suspension or revocation could not, individually or in the aggregate, reasonably be expected to have an XM Material Adverse Effect. Except as set forth in each of the Pricing Disclosure Package and Final Offering Memorandum, all such Authorizations are, and immediately after giving effect to the Merger will be, valid and in full force and effect, and XM Holdings, the Company and the XM Subsidiaries are, and immediately after giving effect to the Merger will be, in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not, individually or in the aggregate, reasonably be expected to have an XM Material Adverse Effect.

(xxvi)

Each of XM Holdings and the XM Subsidiaries have, and immediately after giving effect to the Merger will have, good, valid and marketable title in fee simple to all items of owned real property and valid title to all personal property owned by each of them, in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (A) such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by XM Holdings or such XM Subsidiary, (B) liens described in each of the Pricing Disclosure Package and the Final Offering Memorandum, (C) as created pursuant to the Indenture and (D) liens permitted by the Indenture and XM Existing Security Agreements. Any real property, personal property and buildings held under lease by XM Holdings or any such XM Subsidiary are, and immediately after giving effect to the Merger will be, held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by XM Holdings or such XM Subsidiary.

(xxvii)	Each of XM Holdings, the Company and each XM Subsidiary own, possesses or has the right to employ, and immediately after giving effect to the Merger will own, possess or have the right to employ all patents, patent rights, licenses (including all FCC, state, local or other regulatory licenses) inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it or that are proposed to be operated by it, including immediately after giving effect to the Merger, as described in each of the Pricing Disclosure Package and the Final Offering Memorandum, except where the failure to own, possess or have the right to employ such Intellectual Property, individually or in the aggregate, could not reasonably be expected to have an XM Material Adverse Effect. None of XM Holdings, nor the Company nor any XM Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that could reasonably be expected to have an XM Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of XM Holdings, the Company and the XM Subsidiaries does not infringe, and immediately after giving effect to the Merger will not infringe, on the rights of any person, except for such infringement as could not reasonably be expected to have an XM Material Adverse Effect.

(xxviii)	All tax returns required to be filed by XM Holdings, the Company or any XM Subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP or those currently payable without penalty or interest and except where the failure to make such required filings or payments could not, individually or in the aggregate, reasonably be expected to have an XM Material Adverse Effect.

(xxix)

Neither XM Holdings, nor the Company nor any XM Subsidiary has, or immediately after giving effect to the Merger will have, any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which XM Holdings, the Company or any XM Subsidiary makes or ever has made a contribution and in which any employee of XM Holdings, the Company or any XM

Subsidiary is or has ever been a participant. With respect to such plans, each of XM Holdings, the Company and each XM Subsidiary is, and immediately after giving effect to the Merger will be, in compliance in all material respects with all applicable provisions of ERISA.

(xxx)	None of XM Holdings nor any XM Subsidiary is, or after giving effect to the Transactions will be, required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxxi)	XM Holdings, the Company and the XM Subsidiaries maintain, and immediately after giving effect to the Merger will maintain, a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxii)	XM Holdings, the Company and the XM Subsidiaries have established and maintain, and immediately after giving effect to the Merger will maintain, disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to XM Holdings, the Company and the XM Subsidiaries is made known to the chief executive officer and chief financial officer of XM Holdings and the Company by others within XM Holdings or Company or any XM Subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; XM Holdings’ and the Company’s auditors and the audit committee of the board of directors of XM Holdings and the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect XM Holdings’ or the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in XM Holdings’ or the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls. XM Holdings and the Company has provided or made available to the Initial Purchasers or their counsel true and complete copies of all existent minutes or draft minutes of meetings, or resolutions adopted by written consent, of the boards of directors of XM Holdings and the Company and each committee of each such board in the past three years, and all agendas for each such meeting for which minutes or draft minutes do not exist.

(xxxiii)	Neither XM Holdings nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) has, directly or through any person acting on its or their behalf (other than any Initial Purchaser, as to which no representation is made), (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities, (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities in a manner that would require registration of the Securities under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Securities under the Act, (C) sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of any security (as defined in the Act) that is currently or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

(xxxiv)	No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by XM Holdings, the Company or any person acting on its behalf (other than any Initial Purchaser, as to which no representation is made) in connection with the offer and sale of any of the Securities or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or the Internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising within the meaning of Regulation D under the Act. Neither the Company nor any of its affiliates has entered into, or will enter into, any contractual arrangement with respect to the distribution of the Securities except for this Agreement.

(xxxv)	Except as described in the section entitled “Plan of distribution” in each of the Pricing Disclosure Package and the Final Offering Memorandum, there are no contracts, agreements or understandings between, XM Holdings, the Company or any XM Subsidiary and any other person other than the Initial Purchasers pursuant to this Agreement that would give rise to a valid claim against XM Holdings, the Company, any XM Subsidiary or any of the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.

(xxxvi)	There is and has been no failure on the part of XM Holdings, the Company and any of XM Holdings’ or the Company’s directors or officers, in their capacities as such, to comply in all material respects with any presently applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(b) Sirius represents and warrants to the Initial Purchasers that, as of the date hereof and as of the Closing Date:

(i)	Neither the Pricing Disclosure Package, as of the date hereof, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 4(i)(b), if applicable) as of the Closing Date, contains or represents any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Sirius make no representation or warranty with respect to information relating to the Initial Purchasers contained in or omitted from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Issuers in writing by or on behalf of any Initial Purchaser expressly for inclusion in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. No order preventing the use of the Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of Sirius, has been threatened.

(ii)	Sirius (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Written Communication other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum, and (iii) any electronic road show or other written communications, in each case used in accordance with Section 4(j). Each such Issuer Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)	The documents of Sirius incorporated by reference filed with the Commission in each of the Pricing Disclosure Package and the Final Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations.

(iv)

The capitalization of Sirius and it subsidiaries (i) was, as of March 31, 2008, as set forth in the Pricing Disclosure Package and the Final Offering Memorandum in the “Actual” column under the heading “Capitalization of Sirius” and (ii) assuming the consummation of the Transactions on the terms described therein, will be, as of the Closing Date, as set forth in the Pricing Disclosure Package and the Final Offering Memorandum in the “As adjusted for the merger and Refinancing Transactions” column under the heading “Capitalization of Sirius.” Attached as Schedule III is a true and complete list of each domestic entity in which Sirius has a direct or indirect majority equity or voting interest (each, a “Sirius Subsidiary” and, together, the “Sirius Subsidiaries”), their jurisdictions of organization, name of its equityholder(s) and percentage held by each equityholder. All of the issued and outstanding equity interests of each Sirius Subsidiary have been duly and validly authorized and issued, are and immediately after giving effect to the Merger will be, fully paid and nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, are owned, and after giving effect to the Merger will be owned, directly or indirectly through the Sirius Subsidiaries, by Sirius free and clear of all liens (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws of certain jurisdictions and security interests granted pursuant to existing security agreements (the “Sirius Existing Security Agreements”) in respect of the Term Credit Agreement, dated as of June 20, 2007 and the Loral Credit Agreement referenced in the Pricing Disclosure Package and the Final Offering Memorandum. Except as set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, there are not currently and after giving effect to the Merger there will not be, any outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of Sirius or any of the Sirius Subsidiaries. All the outstanding shares of capital stock of Sirius have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated in the Pricing Disclosure Package and the Final Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in Sirius or any of the Sirius Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of Sirius or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Sirius conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and Final Offering Memorandum.

(v)

Sirius (A) is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization; (B) has, and after giving effect to the Transactions will have, all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, except where the failure to be so qualified and be in good standing, individually or in the aggregate, could not reasonably be expected to have, individually or in the aggregate, a Sirius Material Adverse Effect. A “Sirius Material Adverse Effect” means (x) a material adverse effect on the business, proposed business (including giving effect to the Transactions), condition (financial or other), results of operations, performance, properties or affairs of Sirius and the Sirius Subsidiaries, taken as a whole or (y) an adverse effect on the ability to consummate the Transactions on a timely basis. As used herein a “Material Adverse Effect” means an XM Material Adverse Effect and a Sirius Material Adverse Effect.

(vi)	Sirius has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated hereby, and, without limitation, the Company has all requisite corporate power and authority to perform its obligations under the Exchangeable Notes.

(vii)	This Agreement has been duly and validly authorized, executed and delivered by Sirius.

(viii)	The Indenture has been duly and validly authorized by Sirius and, when it is duly executed and delivered by Sirius (assuming the due authorization, execution and delivery thereof by the Trustee and the Company and the Guarantors), will be a legally binding and valid obligation of Sirius, enforceable against Sirius in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Indenture, when executed and delivered, will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(ix)	The Registration Rights Agreement has been duly and validly authorized by Sirius and, when it is duly executed and delivered by Sirius (assuming the due authorization, execution and delivery thereof by the Initial Purchasers and the Company), will be a legally binding and valid obligation of Sirius, enforceable against Sirius in accordance with it terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Registration Rights Agreement conforms in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(x)	The Share Lending Agreements have been duly and validly authorized by Sirius and, when each is duly executed and delivered by Sirius (assuming the due authorization, execution and delivery thereof by Morgan Stanley Capital Services, Inc. and UBS AG, London Branch, as applicable) each Share Lending Agreement will be a legally binding and valid obligation of Sirius, enforceable against it in accordance with it terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Share Lending Agreements conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(xi)	At or before the Closing Date, the Underlying Securities issuable upon exchange of the Exchangeable Notes will have been duly authorized and validly reserved for issuance upon exchange of the Exchangeable Notes, and, upon exchange of the Exchangeable Notes in accordance with their terms and the terms of the Indenture, will be issued free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and free of any voting restrictions (and will be free of any restriction, pursuant to Sirius’s charter or bylaws or any agreement or other instrument to which Sirius is a party, upon the transfer thereof), and will be sufficient in number to meet the current exchange requirements (assuming all conditions to such exchange have been satisfied) based on “the sum of the Exchange Rate (as defined in the Indenture) in effect as of the time of purchase and as of each additional time of purchase and the maximum number of additional shares identified in the table under the caption “Description of Notes—Adjustment to shares delivered upon exchange upon certain fundamental changes” in the Pricing Disclosure Package and the Final Offering Memorandum”; such Underlying Securities, when so issued upon such exchange in accordance with the terms of the Exchangeable Notes and of the Indenture, will be duly and validly issued and fully paid and nonassessable; and the certificates for such Underlying Securities will be in due and proper form.

(xii)	The Merger Agreement has been duly and validly authorized, executed and delivered by Sirius and is a valid and binding agreement of Sirius, enforceable against Sirius in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Merger Agreement conforms in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(xiii)

None of Sirius nor any Sirius Subsidiary is, or immediately after giving effect to the Merger and the offering of the Exchangeable Notes will be, (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which Sirius or any Sirius Subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Sirius Agreements and Instruments”), or (C) except as set forth in each of the Pricing Disclosure Package and Final Offering Memorandum, in violation of any law, statute, rule or regulation or any judgment, order or decree of any domestic or foreign Governmental Authority including, without limitation, the Communications Act and the rules and regulations of the FCC, except, in the case of clauses (B) and (C), for such defaults or violations as could not reasonably be expected to have, individually or in the aggregate, a Sirius Material Adverse Effect. Except as set forth in each of the Pricing Disclosure Package and Final Offering Memorandum, Sirius and the Sirius Subsidiaries possess all licenses, permits, approvals, registrations and other authorizations from the FCC and foreign regulatory bodies necessary to the conduct of its business (the “Sirius Communications Licenses”). Except as set forth in each of the Pricing Disclosure Package and Final Offering Memorandum, the Sirius Communications Licenses are in full force and effect, have not been revoked, suspended, canceled, rescinded or terminated, have not expired, and are not subject to any condition except those set forth on the Sirius Communications Licenses themselves or which are generally applicable to authorizations of such type. Except as set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum (i) to the best knowledge of Sirius and the Sirius Subsidiaries, there is not pending any action by or before the FCC or any foreign regulatory body to revoke, suspend, cancel, rescind or materially and adversely modify any of the Sirius Communications Licenses (other than proceedings of general applicability); (ii) there is not issued or outstanding, by or before the FCC or any foreign regulatory body, any order to show cause, notice of violation, notice of apparent liability, order of forfeiture or similar notice against Sirius or any of the Sirius Subsidiaries that could result in any such action; (iii) to the best knowledge of Sirius, there are not pending or threatened any petitions to deny, complaints, investigations, or other proceedings by or before the FCC, any foreign regulatory body or any court of competent jurisdiction (with respect to any appeal of any decision by the FCC or a foreign regulatory body) concerning Sirius or any of the Sirius Subsidiaries or the Sirius Communications Licenses that can reasonably be expected to result in a Sirius Material Adverse Effect. Except as set forth in each of the Pricing Disclosure Package and Final Offering Memorandum, Sirius and the Sirius Subsidiaries have made, or have caused to be made, all reports and filings required to be filed by Sirius and any of the Sirius Subsidiaries with the FCC or any foreign or international regulatory body (including, without limitation, the International Telecommunication Union), and such reports and filings have been timely filed and are accurate and complete in all material respects, except for such filings which if not made or untimely filed would not reasonably be expected to result in a Sirius Material Adverse Effect. Except as set forth in each of the Pricing Disclosure Package and Final Offering Memorandum, to the best knowledge of Sirius, there exists no condition that, and after giving effect to the Merger there will exist no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument described in this Section 5(b)(xiii), which default could reasonably be expected to have a Sirius Material Adverse Effect.

(xiv)

The execution, delivery and performance of the Note Documents to which it is a party by Sirius and the consummation of the Transactions to which it is a party by Sirius does not and will not (i) violate the charter, bylaws or other constitutive documents of Sirius or any Sirius Subsidiary, (ii) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in a Sirius Repayment Event (as defined below), other than a Sirius Repayment Event that will be satisfied at the Closing Date or as contemplated by each of the Pricing Disclosure Package and the Final Offering Memorandum, or the creation or imposition of a lien, charge or encumbrance on any property or assets of Sirius or Sirius Subsidiary under any of the Agreements and Instruments, to the extent a party thereto or (iii) violate any law, statute, rule or regulation, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System, or any judgment, order or decree of any Governmental Authority. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(c) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority is required to be obtained or made by Sirius or any Sirius Subsidiary for the execution, delivery and performance by XM Holdings, the Company or any Sirius Subsidiary of the Note Documents and the consummation of the Transactions, except such as have been or will be obtained or made on or prior to the Closing Date. No consents or waivers from any other person or entity are or will be required for the execution, delivery and performance of the Note Documents and the consummation of the Transactions, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect. As used herein, a “Sirius Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Sirius or any Sirius Subsidiary.

(xv)	Ernst & Young LLP, the public accountants whose report is included or incorporated by reference in each of the Pricing Disclosure Package and the Final Offering Memorandum with respect to Sirius and the Sirius Subsidiaries, are independent within the meaning of the Act and the rules of the Public Company Accounting Oversight Board. The historical financial statements (including the notes thereto) of Sirius and the Sirius Subsidiaries included or incorporated by reference in each of the Pricing Disclosure Package and the Final Offering Memorandum present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholder’s equity of the entities to which they relate at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed therein) and in compliance with Regulation S-X under the Exchange Act, except that the interim financial statements do not include full footnote disclosure. Except as may otherwise be indicated in the Pricing Disclosure Package and the Final Offering Memorandum, the information set forth under the caption “Summary — Summary historical and pro forma consolidated financial data of Sirius” and —Unaudited pro forma condensed combined financial statements” included in each of the Pricing Disclosure Package and the Final Offering Memorandum have been prepared on a basis consistent with that of the audited financial statements of Sirius.

(xvi)	Since the date as of which information is given in each of the Pricing Disclosure Package and the Final Offering Memorandum, except as set forth or contemplated in each of the Pricing Disclosure Package and the Final Offering Memorandum, (A) none Sirius or any Sirius Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that could, individually or in the aggregate, reasonably be expected to have a Sirius Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has not been any event or development in respect of the business or condition (financial or other) of Sirius or any Sirius Subsidiary that, either individually or in the aggregate, could reasonably be expected to have a Sirius Material Adverse Effect, (C) there has been no dividend or distribution of any kind declared, paid or made by Sirius on any of its equity interests and (D) there has not been any material change in the long-term debt of Sirius or any Sirius Subsidiary.

(xvii)	The unaudited pro forma financial statements (including the notes thereto) (A) comply as to form in all material respects with the applicable requirements of Regulation S-X, (B) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (C) have been properly computed on the bases described therein. The assumptions used in the pro forma and as adjusted financial information included in each of the Pricing Disclosure Package and the Final Offering Memorandum are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(xviii)	The statistical and market-related data and forward-looking statements included in each of the Pricing Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. Sirius has obtained the written consent to the use of such data from such sources to the extent required.

(xix)	As of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the Transactions, Sirius is and will be Solvent. As used in this clause (xix), “Solvent” shall mean, for any person on a particular date, that on such date (A) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (C) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay or refinance as such debts and liabilities mature, (D) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (E) such person is able to pay or refinance its debts as they become due and payable.

(xx)	Except as set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, there is (A) no action, suit or proceeding before or by any Governmental Authority or arbitrator, now pending or, to the knowledge of Sirius, threatened or contemplated, to which Sirius or any Sirius Subsidiary is or may be a party or to which the business, assets or property of Sirius or any Sirius Subsidiary is or may be subject, (B) no law, statute, rule or regulation that has been enacted, adopted or issued or, to the knowledge of the Issuers, that has been proposed by any Governmental Authority, (C) no judgment, decree or order of any Governmental Authority that, in any of clause (A), (B) or (C), could reasonably be expected, individually or in the aggregate, to have a Sirius Material Adverse Effect.

(xxi)	Except as could not reasonably be expected to have a Sirius Material Adverse Effect, no labor disturbance by the employees of Sirius or any Sirius Subsidiary exists or, to the knowledge of Sirius, is imminent.

(xxii)	None of Sirius or any of the Sirius Subsidiaries has, or immediately after giving effect to the Merger will have, violated any Environmental Laws, lacks or immediately after giving effect to the Merger will lack, any permit, license or other approval required of it under applicable Environmental Laws, is violating or immediately after giving effect to the Merger will be violating, any term or condition of such permit, license or approval or is subject to any pending or threatened liability under the Environmental Laws which could reasonably be expected to, either individually or in the aggregate, have a Sirius Material Adverse Effect.

(xxiii)

Each of Sirius and the Sirius Subsidiaries have, and immediately after giving effect to the Merger will have, except as set forth in each of the Pricing Disclosure Package and Final Offering Memorandum (A) all Authorizations necessary to engage in the business conducted by it in the manner described in each of the Pricing Disclosure Package and the Final Offering Memorandum, except where the failure to hold such Authorizations could not, individually or in the aggregate, be reasonably expected to have a Sirius Material Adverse Effect, and (B) no reason to believe that any Governmental Authority or self-regulatory authority is considering or threatening limiting, suspending or revoking any Authorization, except where such limitation, suspension or revocation could not, individually or in the aggregate, reasonably be expected to have a Sirius Material Adverse Effect. Except as set forth in each of the Pricing Disclosure Package and Final Offering Memorandum, all Authorizations are, and immediately after giving effect to the Merger will be, valid and in full force and effect, and Siruis and the Sirius Subsidiaries are, and immediately after giving effect to the Merger will be, in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not, individually or in the aggregate, reasonably be expected to have a Sirius Material Adverse Effect.

(xxiv)	Each of Sirius and the Sirius Subsidiaries have, and immediately after giving effect to the Merger will have, good, valid and marketable title in fee simple to all items of owned real property and valid title to all personal property owned by each of them, in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (A) such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by Sirius or such Sirius Subsidiary, (B) liens described in each of the Pricing Disclosure Package and the Final Offering Memorandum, (C) as created pursuant to the Indenture and (D) liens permitted by the Indenture and Sirius Existing Security Agreements. Any real property, personal property and buildings held under lease by Sirius or any such Sirius Subsidiary are, and immediately after giving effect to the Merger will be, held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by Sirius or such Sirius Subsidiary.

(xxv)	Each of Sirius and each Sirius Subsidiary owns, possesses or has the right to employ, and immediately after giving effect to the Merger will own, possess or have the right to employ all Intellectual Property necessary to conduct the businesses operated by it or that are proposed to be operated by it, including after giving effect to the Merger, as described in each of the Pricing Disclosure Package and the Final Offering Memorandum, except where the failure to own, possess or have the right to employ such Intellectual Property, individually or in the aggregate, could not reasonably be expected to have a Sirius Material Adverse Effect. None of Sirius nor any Sirius Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that could reasonably be expected to have a Sirius Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of Sirius and the Sirius Subsidiaries does not infringe, and immediately after giving effect to the Merger will not infringe, on the rights of any person, except for such infringement as could not reasonably be expected to have a Sirius Material Adverse Effect.

(xxvi)	All tax returns required to be filed by Sirius or any Sirius Subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP or those currently payable without penalty or interest and except where the failure to make such required filings or payments could not, individually or in the aggregate, reasonably be expected to have a Sirius Material Adverse Effect.

(xxvii)	Neither Sirius nor any Sirius Subsidiary has, or after giving effect to the Merger will have, any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to ERISA, to which Sirius or any Sirius Subsidiary makes or ever has made a contribution and in which any employee of Sirius or any Sirius Subsidiary is or has ever been a participant. With respect to such plans, each of Sirius and each Sirius Subsidiary is, and immediately after giving effect to the Merger will be, in compliance in all material respects with all applicable provisions of ERISA.

(xxviii)	None of Sirius nor any Sirius Subsidiary is, or after giving effect to the Transactions will be, required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxix)	Sirius and the Sirius Subsidiaries maintain, and immediately after giving effect to the Merger will maintain, a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxx)

Sirius and the Sirius Subsidiaries have established and maintain, and immediately after giving effect to the Merger will maintain, disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Sirius and the Sirius Subsidiaries is made known to the chief executive officer and chief financial officer of Sirius by others within Sirius or any Sirius Subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; Sirius’s auditors and the audit committee of the board of directors of Sirius have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect Sirius’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in Sirius’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls. Sirius has provided or made available to the Initial Purchasers or their counsel true and complete copies of all existent minutes or draft minutes of meetings, or resolutions adopted by written consent, of the boards of directors of Sirius and each committee of each such board in the past three years, and all agendas for each such meeting for which minutes or draft minutes do not exist.

(xxxi)	Sirius nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) has, directly or through any person acting on its or their behalf (other than any Initial Purchaser, as to which no representation is made), (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities, (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities in a manner that would require registration of the Securities under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Securities under the Act, (C) sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of any security (as defined in the Act) that is currently or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

(xxxii)	No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by Sirius or any person acting on its behalf (other than any Initial Purchaser, as to which no representation is made) in connection with the offer and sale of any of the Securities or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or the Internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising within the meaning of Regulation D under the Act. Neither Sirius nor any of its affiliates has entered into, or will enter into, any contractual arrangement with respect to the distribution of the Securities except for this Agreement.

(xxxiii)	Except as described in the section entitled “Plan of distribution” in each of the Pricing Disclosure Package and the Final Offering Memorandum, there are no contracts, agreements or understandings between Sirius or any Sirius Subsidiary and any other person other than the Initial Purchasers pursuant to this Agreement that would give rise to a valid claim against Sirius, any Sirius Subsidiary or any of the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.

(xxxiv)	There is and has been no failure on the part of Sirius and any of Sirius’s directors or officers, in their capacities as such, to comply in all material respects with any presently applicable provision of the Sarbanes Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxv)	The issuance and sale of the Exchangeable Notes as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of Sirius to have any right to acquire any shares of preferred stock of Sirius.

(xxxvi)	The Company has not received any notice from the NASDAQ regarding the delisting of the Common Stock from the NASDAQ;

Each certificate signed by any officer of the Company, XM Holdings or any XM Subsidiary or Sirius or any Sirius Subsidiary and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers to the Initial Purchasers as to the matters covered by such certificate.

The Company and Sirius acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 of this Agreement, counsel to the Company and Sirius and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Issuers hereby consent to such reliance

(c) Each Initial Purchaser represents that it is a QIB and acknowledges that it is purchasing the Securities pursuant to a private sale exemption from registration under the Act, and that the Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Issuers that neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and it has and will solicit offers for the Securities only from, and will offer and sell the Securities only to, persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A. The Initial Purchasers understand that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and each Initial Purchaser hereby consents to such reliance.

6. Indemnification. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, “Losses”) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, any Issuer Written Communication (including, but not limited to, any “road show,” as defined in Rule 433 under the Securities Act), the Final Offering Memorandum, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that none of the Issuers will be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to an Initial Purchaser made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Initial Purchaser expressly for use therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement.

(b) Each Initial Purchaser agrees to indemnify and hold harmless the Issuers, and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors and the agents, employees, officers and directors of any of the Issuers of any such controlling person from and against any and all Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made therein in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of such Initial Purchaser expressly for use therein.

(c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action; provided that the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure; and provided further, that the failure to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have to an indemnified person otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Securities (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total discount and commissions received by the Initial Purchasers. The relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an Issuer or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Securities purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of an Issuer shall have the same rights to contribution as the Issuers. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

8. Conditions of Initial Purchasers’ Obligations. The obligations of the Initial Purchasers to purchase and pay for the Securities, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

(a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the date of this Agreement and on the Closing Date. The Issuers shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date. The Initial Purchasers shall have received certificates, dated the Closing Date, (i) signed by any combination of two of the chairman of the board of directors, chief executive officer, chief financial officer and general counsel of each of XM Holdings and the Company and (ii) signed by any combination of two of the chairman of the board of directors, chief executive officer, chief financial officer and general counsel of Sirius, in each case certifying as to the foregoing and to the effect in Section 8(c), among other matters.

(b) The Final Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers as required by Section 4(b). No stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or, to XM Holdings’s or Sirius’s knowledge, threatened.

(c) Since the execution of this Agreement, there shall not have been any decrease in the rating of any debt or preferred stock of XM Holdings, the Company or any XM Subsidiary by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(d) No event or condition of a type described in Section 5(a)(xviii) or 5(b)(xvi) hereof shall have occurred or shall exist, which event or condition is not described in each of the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Final Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum.

(e) The Initial Purchasers shall have received on the Closing Date (i) an opinion and negative assurance letter each dated the Closing Date, addressed to the Initial Purchasers, of

Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, substantially in the form of Exhibit B-1 attached hereto, (ii) an opinion and negative assurance letter each dated the Closing Date, addressed to the Initial Purchasers, of Hogan & Hartson L.L.P., regarding regulatory and certain corporate matters, substantially in the form of Exhibit B-2 attached hereto, (iii) an opinion and negative assurance letter each dated the Closing Date, addressed to the Initial Purchasers, of Simpson Thacher & Bartlett LLP, counsel to Sirius, substantially in the form of Exhibit B-3 attached hereto and (iv) an opinion dated the Closing Date, addressed to the Initial Purchasers, of Wiley Rein LLP, regarding regulatory matters, substantially in the form of Exhibit B-4 attached hereto.

(f) The Initial Purchasers shall have received on the Closing Date an opinion and negative assurance letter dated the Closing Date of Latham & Watkins LLP, counsel to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers. Such counsel shall have been furnished with such certificates and documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

(g) On the date hereof, the Initial Purchasers shall have received (i) a “comfort letter” from the independent public accountants for the Company, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, covering the financial and accounting information in the Pricing Disclosure Package and (ii) a “comfort letter” from the independent public accountants for the Company, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, covering the financial and accounting information in the Final Offering Memorandum. In addition, the Initial Purchasers shall have received a “bring-down comfort letter” from the independent public accountants for the Company, dated as of the Closing Date, addressed to the Initial Purchasers and in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial and accounting information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date, and otherwise in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

(h) On the date hereof, the Initial Purchasers shall have received (i) a “comfort letter” from the independent public accountants for Sirius, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, covering the financial and accounting information in the Pricing Disclosure Package and (ii) a “comfort letter” from the independent public accountants for Sirus, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, covering the financial and accounting information in the Final Offering Memorandum. In addition, the Initial Purchasers shall have received a “bring-down comfort letter” from the independent public accountants for Sirius, dated as of the Closing Date, addressed to the Initial Purchasers and in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial and accounting information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date, and otherwise in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

(i) The Company and the Guarantors and Sirius and the Trustee shall have executed and delivered the Indenture and the Initial Purchasers shall have received copies thereof. The Company and Sirius shall have executed and delivered the Registration Rights Agreement and the Initial Purchasers shall have received copies thereof.

(j) The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Securities in accordance with this Agreement and such other information as they may reasonably request.

(k) The Initial Purchasers shall assist the Issuers in arranging for Portal trading and the Securities shall be eligible for trading in Portal upon issuance. All agreements set forth in the blanket representation letter of the Company to DTC relating to the approval of the Exchangeable Notes by DTC for “book-entry” transfer shall have been complied with.

(l) Sirius shall have submitted an application for the listing of the Underlying Securities and such application shall have been approved by The Nasdaq Stock Market, subject only to notice of issuance.

(m) On the date hereof, the Initial Purchasers shall have received a Certification from David J. Frear, Executive Vice President and Chief Financial Officer of Sirius (the “CFO Certification”) regarding certain financial information contained in the Pricing Disclosure Package in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, dated the date of this Agreement. In addition, on the Closing Date the Initial Purchasers shall have received a bring-down certificate of the CFO Certification dated the Closing Date in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers

(n) (i) Sirius, Morgan Stanley Capital Services, Inc. and UBS AG, London Branch shall have executed and delivered the Share Lending Agreements and Sirius and the Company shall have executed and delivered the Common Stock Delivery Agreement and the Initial Purchasers shall have received copies thereof and (ii) Sirius shall have made the initial delivery of borrowed shares to the share borrowers pursuant to the Share Lending Agreements.

(o) The Company and the Guarantors and Sirius and the Trustee shall have executed and delivered the Indenture and the Initial Purchasers shall have received copies thereof

(p) The Merger shall have been consummated and the Initial Purchasers and counsel to the Initial Purchasers shall have received evidence of such consummation.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled (or waived by the Initial Purchasers), this Agreement may be terminated by the Initial Purchasers on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.

The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.

9. Initial Purchasers Information. Except as otherwise provided in any letter from an Initial Purchaser dated the date hereof, the Company and the Guarantors and Sirius and the Initial Purchasers severally acknowledge that, for all purposes (including Sections 5(a)(i), 5(b)(i) and 6), the statements set forth in the second sentence of the first paragraph of the risk factor entitled “There is no public market for the Notes, and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained” and the second sentence of the fifth paragraph under “Plan of distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum constitute the only information furnished in writing by or behalf of any Initial Purchaser expressly for use in the Pricing Disclosure Package or the Final Offering Memorandum.

10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(d) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Company and the Guarantors or Sirius or any controlling person thereof, and shall survive delivery of and payment for the Exchangeable Notes to and by the Initial Purchasers. The agreements contained in Sections 4(d), 6, 7, 9 and 11(c) shall survive the termination of this Agreement, including pursuant to Section 11.

11. Effective Date of Agreement; Termination. This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

(a) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by written notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers’ part to XM Holdings, the Company or any affiliate thereof or Sirius or any affiliate thereof if, on or prior to such date, (i) the Issuers shall have failed, refused or been unable to perform any agreement on its part to be performed under this Agreement when and as required; (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Issuers pursuant to Section 8 is not fulfilled when and as required in any material respect; (iii) trading in any securities of the Company, XM Holdings or any XM Subsidiary or Sirius or any Sirius Subsidiary shall be suspended or limited by the Commission or The Nasdaq National Market or The Nasdaq Global Market or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) a general moratorium shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; (v) there is an outbreak or escalation of hostilities or national or international calamity in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Initial Purchasers’ judgment, impracticable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package; or (vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers’ judgment, to make it inadvisable or impracticable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package.

(b) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone or facsimile, confirmed in writing by letter.

(c) If this Agreement shall be terminated pursuant to Section 11(a), or if the sale of the Securities provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Issuers to satisfy any condition to the obligations of the Initial Purchasers set forth in this Agreement to be satisfied or because of any refusal, inability or failure on the part of the Issuers to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuers, jointly and severally, will reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of the Initial Purchasers’ counsel) incurred in connection with this Agreement and the transactions contemplated hereby.

(d) If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company or Sirius. In the event of a default by any Initial Purchaser as set forth in this Section 11(e), the Closing Date shall be postponed for such period, not exceeding seven Business Days, as the Initial Purchasers shall determine in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or Sirius or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

12. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered or telecopied and confirmed in writing to (i) J.P. Morgan Securities Inc., 270 Park Avenue, 5th Floor, New York, NY 10017 (fax number : 212-270-1063, Attention: Jessica Kearns) and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036 (fax number: 212-761-0538, Attention: Global Capital Markets Syndicate Desk) and UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention: Syndicate Desk and (ii) Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, NY 10022 (fax number: 212-751-4864), Attention: Marc D. Jaffe; and if sent to the Issuers, shall be mailed, delivered or telecopied and confirmed in writing to (i) XM Satellite Radio Inc., 1500 Eckington Place, NE, Washington, DC 20002 (telephone: 202-380-4000, fax: 202-380-4534), Attention: General Counsel, (ii) with a copy for information purposes only to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036 (fax number: 212-735-3574) Attention: David J. Goldschmidt, (iii) Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, NY 10020 (telephone: 212-584-5100, fax: 212-584-5353), Attention: General Counsel and (iv) with a copy for informational purposes only to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 (fax: 212-455-2695), Attention: Gary L. Sellers.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Issuers and the other indemnified parties referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law other than New York General Obligations Law Section 5-1401 and 5-1402).

15. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Issuers hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Issuers agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Issuers and may be enforced in any other courts in the jurisdiction of which the Issuers are or may be subject, by suit upon such judgment.

16. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

17. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.

18. No Fiduciary Relationship. The Issuers hereby acknowledge that the Initial Purchasers are acting solely as initial purchasers in connection with the purchase and sale of the Securities. The Issuers further acknowledge that each of the Initial Purchasers is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that any Initial Purchaser act or be responsible as a fiduciary to the Issuers, their management, stockholders, creditors or any other person in connection with any activity that such Initial Purchaser may undertake or has undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Issuers, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Issuers hereby confirm their understanding and agreement to that effect. The Issuers and each Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by any Initial Purchaser to the Issuers regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Issuers. The Issuers hereby waive and release, to the fullest extent permitted by law, any claims that such Issuers may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Issuers in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[Signature Pages Follow]

Schedule I

Initial Purchaser	Principal Amount of 7.00% Exchangeable Senior Subordinated Notes due 2014 to be Purchased
J.P. Morgan Securities Inc.	$206,250,000.00
Morgan Stanley & Co. Incorporated	$206,250,000.00
UBS Securities LLC	$137,500,000.00
Total	$550,000,000.00

Schedule II

Subsidiaries of XM Satellite Radio Holdings Inc.

XM Satellite Radio Inc.

XM 1500 Eckington LLC

XM Orbit LLC

XM Investments LLC

XM Escrow LLC

Subsidiaries of XM Satellite Radio Inc.

XM Radio Inc.

XM Innovations Inc.

XM Equipment Leasing LLC

XM EMall Inc.

XM Capital Resources Inc.

All of these subsidiaries are organized in the State of Delaware and are wholly owned subsidiaries.

Schedule III

Subsidiaries of Sirius Satellite Radio Inc.

Subsidiary	Jurisdiction of Organization
Satellite CD Radio, Inc.	Delaware
Sirius Asset Management Company LLC	Delaware
Sirius Entertainment Promotions LLC	Delaware
Spend LLC	Maryland
Vernon Merger Corporation	Delaware

All of these subsidiaries are wholly owned subsidiaries.